UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 2, 2015

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 822,000 customers in Oklahoma and western Arkansas. In addition, the Company holds a 26.3 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.

On December 2, 2015, the Company's Board of Directors elected a new director, Frank A. Bozich, to a term expiring at the Company's Annual Meeting of Shareholders scheduled for May 2016, at which time he is expected to be nominated for approval by the Company's shareholders. Mr. Bozich will serve on the Audit Committee. Mr. Bozich will receive compensation for his Board service consistent with compensation received by the Company's other non-employee directors (which is described in Exhibit 10.33 to the Company's Form 10-K for the year ended December 31, 2014).

Mr. Bozich, 56, is President and Chief Executive Officer at the SI Group, a leading global developer and manufacturer of phenolic resins and electronic chemicals used in the production of semiconductors, imaging products, packaging, rubber compounds, dyes and fuel additives. Prior to joining SI Group in 2013, Mr. Bozich held several executive management positions at BASF Corporation including President of BASF’s Catalysts Division, Group Vice President of Precious and Base Metal Service and Group Vice President of the Integration Management Office. He was previously Group Vice President of Enterprise Technologies and Ventures at Engelhard Corporation, which was acquired by BASF in 2006. Mr. Bozich holds a bachelor’s degree in chemistry and a master’s degree in business administration from the University of Chicago, as well as a master’s degree in chemistry from the University of Illinois.

For further information, see the attached press release which is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 8.01. Other Events

On December 2, 2015, OG&E received an order from the Oklahoma Corporation Commission ("OCC") regarding a plan to comply with the Federal Clean Air Act as well as the Mustang Modernization project. By a two to one vote, the OCC denied OG&E’s plan to comply with the environmental mandates of the Federal Clean Air Act and the Regional Haze and Mercury and Air Toxics Standards.  The OCC also denied OG&E’s request for pre-approval of its Mustang Modernization Plan, revised depreciation rates for both the retirement of the Mustang units and the replacement combustion turbines and pre-approval of early retirement and replacement of generating units at its Mustang site, including cost recovery through a rider. At this time, OG&E is still reviewing the impact of this order.

A copy of the OCC's order is attached as Exhibit 99.02 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated December 7, 2015, announcing OGE Energy Corp. Names Frank A. Bozich to Board of Directors.
99.02	Copy of Order dated December 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

December 7, 2015